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                                  EXHIBIT 21

                        Subsidiaries of the Registrant



                                                      State or
                                                  Jurisdiction of
  Name of Subsidiary                               Incorporation
  ------------------                              ---------------

MSC Pre Finish Metals Inc.                           Illinois

MSC Pre Finish Metals (EGV) Inc.                     Delaware

MSC Pre Finish Metals (MV) Inc.                      Delaware

MSC Pre Finish Metals (MT) Inc.                      Delaware

MSC Walbridge Coatings Inc.                          Delaware

MSC Specialty Films, Inc.                            California

MSC Laminates and Composites Inc.                    Delaware

MSC Laminates and Composites (EGV) Inc.              Delaware

Material Sciences Foreign Sales Corporation          U. S. Virgin Islands

Solar-Gard International, Inc.                       Florida

MSC Specialty Films (UK) Limited                     United Kingdom

Solar-Gard (Canada) Inc.                             Canada

MSC Specialty Films (Australasia) Pty. Limited       Australia

Solar-Gard (SEA) Pte., Ltd.                          Singapore

Pro Marketing, Inc.                                  Nebraska

MSC Pinole Point Steel Inc.                          Delaware

MSC Pre Finish Metals (PP) Inc.                      Delaware

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